Exhibit 5.1

June 27, 2008

China BAK Battery, Inc.
BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

Re:	Registration Statement on Form S-3 of China BAK Battery, Inc.

Ladies and Gentlemen:

We have acted as counsel to China BAK Battery, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and/or warrants to purchase shares of Common Stock (the “Warrants”). The Common Stock and the Warrants are sometimes referred to collectively as the “Securities.” The Securities may be issued from time to time on a delayed basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $60,000,000.

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable securities laws; (v) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (vi) all Securities will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) the Company has reserved from its authorized but unissued and unreserved shares of Common Stock a number sufficient to issue all shares of Common Stock required to be issued with respect to the Securities. With respect to our opinion below that the shares of Common Stock have been validly authorized, we have relied solely upon our examination of the authorized shares provision of the Company’s Articles of Incorporation, as amended to the date hereof. With respect to our opinion that the shares of Common Stock will be legally issued, we have assumed that such shares will be evidenced by appropriate certificates, duly executed and delivered.

We have been advised by the Company that the Warrants may be issued pursuant to individual warrant agreements to be entered into between the Company and prospective purchasers of Warrants and that such agreements will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a current report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

Based on the foregoing, we are of the opinion that, upon the happening of the following events:

(a) the filing and continued effectiveness of the Registration Statement and any amendments thereto;

(b) in the case of the Common Stock:

•	due execution by the Company and registration by its registrar of the Common Stock, including Common Stock to be issued upon exercise of the Warrants;

•
the offering and sale of the Common Stock, including Common Stock to be issued upon exercise of the Warrants, as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto;

•
receipt by the Company of the consideration required for the Common Stock to be sold by the Company, including Common Stock to be issued upon exercise of the Warrants, as contemplated by the Registration Statement and any amendments and/or prospectus supplements thereto;

•
the Company’s board of directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock, including Common Stock to be issued upon exercise of the Warrants, as well as the Warrants, in exchange for consideration that the board of directors or such committee determines as adequate (“Authorizing Resolutions”); and

•
the terms of the offer and sale of such Securities have been duly established in conformity with the Company’s Articles of Incorporation and bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(c) in the case of the Warrants:

•
the Warrants are specifically authorized for issuance by the Authorizing Resolutions, which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants;

•	each warrant agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms;

•	the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the applicable warrant agreement;

•
the warrant agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

•
such Warrants have been duly executed and countersigned in accordance with the applicable warrant agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the warrant agreement; and

•	the Company has received the consideration provided for in the applicable Authorizing Resolutions,

the Warrants will be validly authorized and legally issued, and the shares of Common Stock included in the Securities will be validly authorized and legally issued, fully paid and nonassessable.

We express no opinion concerning the validity or enforceability of any provisions contained in any purchase agreement relating to the Securities that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law. We assume that the Company’s board of directors will have complied with any applicable fiduciary duties in connection with the authorization and performance by the Company of any agreements pursuant to which the Securities are sold or issued. We have relied as to certain matters on information obtained from public officials and officers of the Company.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock and/or Warrants while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

The opinion expressed herein is limited to the Nevada General Corporation Law, and we express no opinion concerning the law of any other jurisdiction. This opinion is limited to the law in effect and the facts in existence as of the date of this letter. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thelen Reid Brown Raysman & Steiner LLP